Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Brown Shoe Company, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements  on Form S-8 (No. 333-83717, No. 333-65900, No. 333-89014, No. 333-134496, No. 333-147989, No. 333-151122) of Brown Shoe Company, Inc. of our report dated April 1, 2011, relating to the consolidated financial statements of American Sporting Goods Corporation and Subsidiaries as of December 31, 2010 and 2009 and for the years then ended appearing in this Form 8-K/A of Brown Shoe Company, Inc.

/s/ BDO USA, LLP
Costa Mesa, CA

April 22, 2011